UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 15, 2023
NantHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
760 W Fire Tower Rd, Suite 107
Winterville, North Carolina 28590
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 949-6268

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 15, 2023, NantHealth, Inc. (the “Company”) as issuer, together with NaviNet, Inc. (“NaviNet”) and OpenNMS Group, Inc. (“OpenNMS”) each as guarantors, under that certain Amended and Restated Indenture, dated as of May 17, 2023 (as amended, restated, modified or supplemented from time to time, the “Convertible Notes Indenture”), by and among the Company, NaviNet and OpenNMS, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”) and U.S. Bank Trust Company, National Association, national banking association, as notes collateral agent (in such capacity, the “Notes Collateral Agent”), entered into a settlement (the “Settlement”) with Highbridge Capital Management, LLC and its affiliated funds (“Highbridge”), as holders of approximately $75.0 million in aggregate principal amount of the Company’s 4.50% Convertible Senior Notes due 2026 (the “Notes”) under the Convertible Notes Indenture, in connection with Highbridge’s exercise of its Repurchase Right (as defined below). As previously disclosed on October 5, 2023, Highbridge exercised its right under the Convertible Notes Indenture to require the Company to repurchase its Notes (the “Repurchase Right”) on October 18, 2023. Unless otherwise specified, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

Pursuant to the Settlement, the Company, Highbridge and Nant Capital, LLC (“Nant Capital”), an affiliate of Dr. Patrick Soon-Shiong, the Company’s majority stockholder, Chairman of the Board of Directors and the former Chief Executive Officer of the Company, have agreed to, among other things: (a) borrow $12.5M in cash from Nant Capital as a new first lien term loan pursuant to the Amended Credit Agreement (as defined below) at the closing of the Settlement (the “New Nant Capital First Lien Loan”); (b) apply the proceeds of the New Nant Capital First Lien Loan to (i) pay 100% of Highbridge’s claims for accrued and unpaid interest on Highbridge’s Existing Senior Secured Term Loans (as defined below), accrued and unpaid interest on default interest on Highbridge’s Notes, and attorneys’ fees and expenses and (ii) partially exchange the Notes held by Highbridge at par (the “Highbridge Convertible Notes Exchange”); (c) after application of the New Nant Capital First Lien Loan proceeds to repurchase Highbridge’s Notes, to exchange all remaining amounts owing to Highbridge with respect to its Notes (including principal and interest) for cash and first lien term loans pursuant to the Amended Credit Agreement, pari passu in payment priority to the existing senior secured term loans (the “Existing Senior Secured Term Loans”) under the Credit Agreement (as defined below) held by Nant Capital and Highbridge (such exchange, the “Highbridge Roll-Up” and such exchanged senior secured term loans, the “Highbridge Senior Secured Exchange Term Loans”); and (d) the obligations of the Company under and in connection with the Existing Senior Secured Term Loans, including the Highbridge Senior Secured Exchange Term Loans, are, in addition to the existing security interests of the Credit Agreement, secured by certain additional other collateral owned by Nant Capital.

In addition, pursuant to the Settlement, Nant Capital (i) provided $7.5 million in cash on the Credit Agreement Amendment (as defined below) effective date (the “Tranche A Financing”) and (2) on or before December 31, 2023, will provide at least $17.5 million in cash to the Company (the “Tranche B Financing,” and together with the Tranche A Financing, the “Junior Financing”), in each case, by purchasing from the Company an unsecured, subordinated promissory note. The Company will apply the Tranche A Financing proceeds to fund the first six months of the Company’s operating plan, as reviewed and approved by the Company, Highbridge and Nant Capital (the “Post-Settlement Management Plan”). The Company will apply the first $17.5 million of the Tranche B Financing proceeds, when funded, in full to partially exchange Highbridge’s outstanding Senior Secured Exchange Terms Loans as required under the Amended Credit Agreement. In addition, the Company may request, at any time after the closing of the Tranche A Financing, to have the Tranche B Financing investors provide additional funding under the Tranche B Financing for the Company’s capital needs in an amount determined by the Board of Directors (the “Board”) of the Company pursuant to the Post-Settlement Management Plan (the “Tranche B Funding Amount”).

Amendment No. 1 to Credit Agreement and Amended Credit Agreement

On December 15, 2023, the Company, as borrower, and NaviNet and OpenNMS, as guarantors, Highbridge, as lenders, Nant Capital, as a lender, GLAS USA LLC, as administrative agent (the “Administrative Agent”), and GLAS Americas LLC, as collateral agent (the “Collateral Agent,” and together with the Administrative Agent, the “Agents”), entered into Amendment No. 1 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of March 2, 2023, by and among the Company, certain of the Company’s subsidiaries as guarantors, Nant Capital, Highbridge and the Agents (the “Credit Agreement,” as amended by the Credit Agreement Amendment, the “Amended Credit Agreement”) to, among other things, make and borrow the New Nant Capital First Lien Loan, and consummate the Highbridge Roll-Up. In addition, the Credit Agreement Amendment amended the Credit Agreement to, among other things, (i) decrease the interest rate from 13.00% per annum prior to the Credit Agreement Amendment effective date to 8.50% per annum after the Credit Agreement Amendment effective date; (ii) extend the maturity date to December 15, 2025; (iii) extend certain covenants to Nant Capital with respect to its pledge of certain other additional collateral, (iv) reduce the permitted indebtedness basket relating to the Notes, and (v) reduce the required minimum liquidity covenant.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment.

Exchange Agreements

On December 15, 2023, the Company and Highbridge entered into Exchange Agreements (collectively, the “Exchange Agreements”) in connection with the Highbridge Roll-Up, pursuant to which the Company consummated the Highbridge Convertible Notes Exchange of $75.0 million aggregate principal amount of the Notes held by Highbridge, together with accrued and unpaid interest thereon and related fees, in exchange for approximately $10.0 million of cash and approximately $68.0 million aggregate principal amount of the Highbridge Senior Secured Exchange Term Loans. The Highbridge Senior Secured Exchange Term Loans are made pursuant to the Amended Credit Agreement and are pari passu in payment priority to the Existing Senior Secured Term Loans held by Highbridge and Nant Capital. The Highbridge Convertible Notes Exchange is expected to settle on or around December 22, 2023.

The foregoing description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Exchange Agreement.

Subordinated Note Purchase Agreement

In accordance with the terms and conditions of the Credit Agreement Amendment, the Company entered into a Subordinated Note Purchase Agreement (the “Subordinated Note Purchase Agreement”) with Nant Capital, as purchaser, to issue and sell subordinated unsecured promissory notes to Nant Capital for the Junior Financing, including: (1) a promissory note in the principal amount of $7.5 million (the “Tranche A Note”) and (2) one or more promissory notes in an initial aggregate principal amount of at least $17.5 million (the “Tranche B Note,” and together with the Tranche A Note, the “Subordinated Notes”). The sale and purchase of the Tranche A Note occurred on the Credit Agreement Amendment effective date and the sale and purchase of the initial Tranche B Note shall occur on or before December 31, 2023. At any time after the closing of the Tranche A Note, the Company may request the Tranche B Financing investors to fund the Tranche B Funding Amount in a Tranche B Note.

The proceeds from the Tranche A Note shall be applied by the Company to fund the first six months of the Company’s capital needs set forth in the Company’s Post Settlement Management Plan. The proceeds of the Tranche B Note shall be applied by the Company to (a) redeem or repurchase $17.5 million of the Highbridge Senior Secured Exchange Term Loans to satisfy the Company’s repayment obligations under the Amended Credit Agreement and (b) fund the additional capital needs set forth in the Company’s Post Settlement Management Plan. The Subordinated Notes bear interest at a per annum rate equal to 8.5%, compounded annually, and mature on December 31, 2026. The payment of any principal, interest and all other amounts payable under the Subordinated Notes and Subordinated Note Purchase Agreement are subordinated in right of payment to all of the Company’s obligations under the Amended Credit Agreement, the Convertible Notes Indenture and the Notes (the “Senior Debt”). In addition, the rights of Nant Capital, as holder of the Subordinated Notes, to receive payments or distributions of cash, property or securities of the Company are subrogated to the rights of the holders of the Senior Debt.

The foregoing description of the Subordinated Note Purchase Agreement and Subordinated Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordinated Note Purchase Agreement and Subordinated Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.03	Material Modifications to Rights of Security Holders.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NantHealth, Inc.

Date:	December 21, 2023	By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer